UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 16, 2010

L.B. Foster Company
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-10436	25-1324733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Holiday Drive Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 928-3417

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2010, L.B. Foster Company, a Pennsylvania corporation (“L.B. Foster”), Foster Thomas Company, a West Virginia corporation and a wholly-owned subsidiary of L.B. Foster (“Purchaser”), and Portec Rail Products, Inc., a West Virginia corporation (“Portec” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, $1.00 par value per share (the “Company Common Stock”), of Portec at a price equal to $11.71 per share of Company Common Stock (the “Shares”) net to the seller in cash (the “Per-Share Amount”), without interest (and subject to applicable withholding taxes). Upon the terms and subject to the conditions set forth in the Merger Agreement, following a successful completion of the Offer, Purchaser will be merged with and into Portec with Portec surviving the merger as a wholly-owned subsidiary of L.B. Foster (the “Merger”). In the Merger, each Share (other than Shares owned by L.B. Foster, Purchaser, or shareholders, if any, who have perfected statutory dissenters’ rights under West Virginia law) will be converted into the right to receive the Per-Share Amount, without interest (and subject to applicable withholding taxes).  The consummation of the Merger is conditioned upon the receipt of necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares, together with any Shares then owned by L.B. Foster or Purchaser (including Shares subject to the Tender Agreement, discussed below), that, immediately prior to acceptance for payment pursuant to the Offer, represents at least sixty-five percent (65%) of (a) the aggregate number of Shares outstanding immediately prior to acceptance for payment, plus (b) the aggregate number of Shares issuable upon the exercise of any option, warrant, other right to acquire capital stock of the Company or other security exercisable for or convertible into Shares or other capital stock of the Company, any of which is outstanding immediately prior to acceptance for payment of Shares pursuant to the Offer (but excluding any Shares acquired by L.B. Foster or Purchaser pursuant to the Top-Up Option discussed below). Additional conditions to the Offer are set forth in Annex I to the Merger Agreement.

Pursuant to the Merger Agreement, the Company has granted to L.B. Foster and Purchaser an irrevocable option (the “Top-Up Option”) to purchase at the Per-Share Amount that certain number of Shares as is necessary for Purchaser to obtain ownership of at least 90% of the Shares on an as-converted, fully-diluted basis. L.B. Foster and Purchaser’s right to exercise the Top-Up Option expires upon the earlier of (i) the fifth (5th) business day after the later of the expiration date of the Offer and the expiration of any subsequent offering period or (ii) the termination of the Merger Agreement in accordance with its terms.

L.B. Foster, Purchaser and Portec have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of Portec and its subsidiaries prior to the closing and covenants prohibiting Portec from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to result in, a proposal superior to the transactions contemplated by the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.  The foregoing description is only a summary of the Merger Agreement and does not purport to be complete and is qualified in its entirety by the Merger Agreement as attached.

Concurrently with the execution of the Merger Agreement, L.B. Foster also entered into a Tender and Voting Agreement, dated as of February 16, 2010 (the “Tender Agreement”), with Purchaser and all of the directors and executive officers of Portec (the “Shareholders”). As of February 16, 2010, the Shareholders collectively owned 2,926,186 Shares, (approximately 30.47% of the Shares) directly or through affiliates. The Shareholders have agreed to tender all of the Shares that each of them owns, including any Shares which such Shareholder acquires ownership of after the date of the Tender Agreement and prior to the termination of the Tender Agreement, to Purchaser in the Offer. Furthermore, each Shareholder has agreed, at any meeting of the shareholders of Portec, to vote all Shares (a) in favor of adopting the Merger Agreement and any transactions contemplated thereby, including the Merger, (b) against any alternative transaction proposal and (c) against any action that would delay, prevent or frustrate the Offer and the Merger and the related transactions contemplated by the Merger Agreement.

A copy of the form of Tender Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description is only a summary of the Tender Agreement and does not purport to be complete and is qualified in its entirety by the Tender Agreement as attached.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Portec, L.B. Foster or Purchaser. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Portec in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Portec, L.B. Foster and Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties’ public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Portec, L.B. Foster or Purchaser. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Portec, L.B. Foster or Purchaser, or any of their respective subsidiaries or affiliates.

Notice to Investors

The Offer for the outstanding Shares of Portec common stock described in this report has not commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the offer is commenced, the Purchaser will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (the “SEC”), and Portec will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. Those materials will be made available to Portec shareholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov. Free copies of the tender offer (if and when available) and other documents filed with the SEC can also be obtained by directing a request to L.B. Foster. Requests to L.B. Foster should be made in writing to Jeff Kondis, Manager, Corporate Marketing, 415 Holiday Drive, Pittsburgh, Pennsylvania 15220 or by email to jkondis@lbfoster.com.

Forward-Looking Statements

This report contains forward-looking statements that are based on management’s current expectations, but actual results may differ materially due to various factors. L.B. Foster cannot guarantee that the Merger will close or that L.B. Foster will realize anticipated operational efficiencies following the Merger. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Portec's business may not perform as expected due to transaction-related uncertainty or other factors.  L.B. Foster’s results may also be affected by such factors as general economic conditions, sudden and/or sharp declines in steel prices, adequate funding for infrastructure projects, production delays or problems encountered at our manufacturing facilities, additional concrete tie defects and the availability of existing and new piling and rail products. For additional information about the factors that affect L.B. Foster’s and Portec’s businesses, please see their latest Forms 10-K and Forms 10-Q. L.B. Foster undertakes no duty to update forward-looking statements.

Item 7.01                      Regulation FD Disclosure.

On February 17, 2010, L.B. Foster and Portec issued a joint press release announcing execution of the Merger Agreement, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of L.B. Foster under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.                                Description

2.1	Agreement and Plan of Merger, dated February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and Portec Rail Products, Inc.

The following schedules to the Agreement and Plan of Merger have been omitted:

Schedule 3.2(b)	Stock Option Plan
Schedule 3.3	Subsidiaries
Schedule 3.6	Non-Contravention
Schedule 3.8	SEC Filings; Adequate Controls
Schedule 3.9	Assets
Schedule 3.10	Undisclosed Liabilities
Schedule 3.11	Permits
Schedule 3.12	Legal Proceedings
Schedule 3.13	Intellectual Property
Schedule 3.13(c)	Intellectual Property
Schedule 3.14	Contracts
Schedule 3.15	Employee-Benefit Plans
Schedule 3.17	Taxes
Schedule 3.18	Insurance
Schedule 3.20	Related Party and Affiliate Transactions
Schedule 3.23	Financial Advisory Fees
Schedule 3.25(a)	Real Property
Schedule 3.25(b)	Leased Property
Schedule 3.26	Environmental Matters
Schedule 3.27(c)	Labor Matters
Schedule 5.2	Payments
Schedule 9.3	Knowledge

L.B. Foster hereby agrees to furnish a copy of the omitted schedules to the SEC upon request.

10.1
Form of Tender and Voting Agreement, dated February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and the following persons  for the indicated number of shares of Portec Rail Products, Inc.:

Shareholder	Shares
Philip E. Cline	149,451
Louis J. Akers Jr.	5,000
John S. Cooper	19,000
Shirley M. Cooper	38,000
A. Michael Perry	0
Marshall T. Reynolds	1,033,318
Philip Todd Shell	11,000
Kirby J. Taylor	20,500
Thomas W. Wright	178,379
Neal W. Scaggs	242,246
Gates Mill Family Partnership	46,000
TVI Corp.	699,446
Doug Reynolds	413,646
John N. Pesarsick	3,000
Richard J. Jarosinski	17,200
K. Papazoglou	43,000
H. Duffy	7,000

99.1	Joint Press Release issued by L.B. Foster Company and Portec Rail Products, Inc. dated February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company

Date:  February 17, 2010                                                              By:  /s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.                                Description

2.1	Agreement and Plan of Merger, dated February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and Portec Rail Products, Inc.

10.1
Form of Tender and Voting Agreement, dated February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and the following persons  for the indicated number of shares of Portec Rail Products, Inc.:

Shareholder	Shares
Philip E. Cline	149,451
Louis J. Akers Jr.	5,000
John S. Cooper	19,000
Shirley M. Cooper	38,000
A. Michael Perry	0
Marshall T. Reynolds	1,033,318
Philip Todd Shell	11,000
Kirby J. Taylor	20,500
Thomas W. Wright	178,379
Neal W. Scaggs	242,246
Gates Mill Family Partnership	46,000
TVI Corp.	699,446
Doug Reynolds	413,646
John N. Pesarsick	3,000
Richard J. Jarosinski	17,200
K. Papazoglou	43,000
H. Duffy	7,000

99.1	Joint Press Release issued by L.B. Foster Company and Portec Rail Products, Inc. dated February 17, 2010.